Exhibit 99.(a)(29)

Certificate of Translation

State of New York	)
) SS:
County of New York	)

I, the undersigned, Nancy Francis, hereby certify that I am fluent in the English and Dutch languages; that I have translated, transcribed, reviewed and/or edited the following Dutch source file.

KPN00076206

I certify that, to the best of my knowledge, ability and belief the same is a true and complete translation/transcription of the documents presented to me.

/s/ Nancy Francis
Nancy Francis (Translator)

Sworn to before me on this

29th day of September, 2009

/s/ Leila A. John
Notary Public

LEILA A JOHN
Notary Public, State of New York
Registration #01JO6194234
Qualified in New York County
Commission Expires Sept. 29, 2012

JX 193a

[First email in English-see original]

From: Costermans, J.J. (Huib)(W&O Finances Manager)

Sent: 06 April 2009 16:18

To: Uematsu, K. (Kenji)(KPNCC M&A Management); Blok, E. (Eelco) (Board of Management KPN); Farwerck, J.F.E. (Joost)(W&O Director); Braat, D. (Daniel)(KPNCC M&A Management): Rodenburg, J.J. (Jan)(KPNCC M&A Management)

Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Joost, Eelco

In preparation for the board of directors’ iBasis presentation it would make sense to speak today about the approach. I hope that your Board of Directors meeting is over on time to be available for 5:00.

The presentation that you received today will be updated and we will have to discuss substantively today/tomorrow

With friendly regards

Huib

Original appointment

[Dial in instructions-see original]

From: Uematsu, K. (Kenji) (KPNCC M&A Management)

Sent: Monday, April 06, 2009 9:53:33 AM

To: Costermans, H.J. (Huib) (W&O Financien Manager); Blok, E. (Eelco) (Raad van Bestuur KPN); Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management); Rodenburg, J.J. (Jan) (KPNCC M&A Management)

Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Attachments: 090406 Celtic RvB Performance considerations v8.ppt

Dear All,

Please find attached Celtic presentation to be discussed at 17.00.

Thanks.

Regards,

Kenji

Kenji Uematsu

KPN Royal Dutch Telecom

Mergers & Acquisitions

Maanplein 55

2516 CK The Hague

The Netherlands

Tel: +31 (0)70 3434 868

Mob: +31 (0)6 4501 2902

Fax: +31 (0)70 446 0593

Email: kenji.uematsu@kpn.com

From: Costermans, H.J. (Huib) (W&O Financien Manager)

Sent: 06 April 2009 16:18

To: Uematsu, K. (Kenji) (KPNCC M&A Management); Blok, E. (Eelco) (Raad van Bestuur KPN); Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management); Rodenburg, J.J. (Jan) (KPNCC M&A Management)

Subject: RE: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Joost, Eelco

Ter voorbereiding van de rvb presentatie iBasis is het zinvol om vandaag te spreken over de aanpak.

Ik hoop dat jullie RvC meeting op tijd is afgelopen om beschikbaar te zijn voor 17.00 uur.

De presentatie die jullie vandaag ontvingen wordt nu ge-update en zullen wij vandaag/morgen inhoudelijk moeten bespreken.

MvG

Huib

Oorspronkelijke afspraak

Van: Uematsu, K. (Kenji) (KPNCC M&A Management)

Verzonden: maandag 6 april 2009 10:34

Aan: Uematsu, K. (Kenji) (KPNCC M&A Management); Blok, E. (Eelco) (Raad van Bestuur KPN); Farwerck, J.F.E. (Joost) (W&O Directeur); Braat, D. (Daniel) (KPNCC M&A Management); Rodenburg, J.J. (Jan) (KPNCC M&A Management); Costermans, H.J. (Huib) (W&O Financien Manager)

Onderwerp: Conf. call regarding Review Celtic presentation: Kenji, Eelco, Joost, Daniel, Jan, Huib

Tijd: maandag 6 april 2009 17:00-17:30 (GMT+01:00) Amsterdam, Berlin, Bern, Rome, Stockholm, Vienna.

Locatie: Dial in details: +31 70 304 33 02, code Kenji 31087376#, others 99533751#

Tijd: maandag 6 april 2009 17:00-17:30 (GMT+01:00) Amsterdam, Berlin, Bern, Rome, Stockholm, Vienna.

Locatie: Dial in details: +31 70 304 33 02, code Kenji 31087376#, others 99533751#

Confidential	KPN00076206

*~*~*~*~*~*~*~*~*~*

<<Bericht: RE: Celtic Meeting>>

Confidential	KPN00076207

Draft – for discussion purposes only Project Celtic Performance considerations The Hague, 9 April 2009 Strictly private & confidential Q1 2008 1 Confidential KPN00076208

Introduction In October 2008, three strategic scenarios for Celtic were presented and discussed in the Board of Management. The scenarios were: – Buy remaining stake (“public-to-private” transaction) – Sell current KPN stake – Maintain “status quo” (maintain structure and improve operations) Board of Management (October 2008) mandated: – investigate replacement of Celtic management without pursuing the process of acquiring the remaining stake – get business “back on track” In this presentation, we will review developments since October and strategic fit with KPN, and examine preliminary value creation potential Objective is to determine if we are committed to the carrier business Q1 2008 2 Confidential KPN00076209

Developments since October 2008 Management Management from October 2008 still in place – CFO replacement not pursued – COO appointment status: final steps in progress Financial Year-to-date (Feb.) operational and financial performance is mixed – Significant decline in total traffic (year-over-year decline of 21% for February 2009) – Year-to-date revenue significantly under plan (17% below plan) – Year-to-date EBITDA on track In December 2008, an impairment was made on Celtic – KPN recognized an impairment charge of $89 mn (approx. €67 mn), which represents the 56% KPN share of the total impairment charge of $159 mn – Additional Q1 09 impairment estimated to be $14 mn (56% share of $25 mn) Share Price Since October 2008, the share price of Celtic has lost more than half its value – Share price of $0.83 as of 2 Apr 2009 (total equity value of $59 mn) – Analyst target price development (Jefferies): $4.00 April 2008 $2.00 October 2008 $1.25 February 2009 Jefferies dropped analyst coverage of Celtic in February 2009, there are currently no analysts covering company Q1 2008 3 Confidential KPN00076210

Strategic rationale Acquisition rationale to SvB(1) Current situation Greater scale Creation of Tier 1 wholesale player with the ambition to become a top three carrier Greater scale achieved Complementary footprints Complementary sales forces and network footprints to generate new sales Achieved, but sales down (14.5% decline YoY for Q4 08) Cost synergies Cost synergies via scale and operational efficiencies Expected synergies are being realized with some delay Cross-selling Knowledge and client base sharing to gain access to new markets Teams have been integrated, cross-selling in progress Strong financial profile Growth strategy via solid balance sheet and cash flow With trading traffic declining, financial profile potentially at risk Other Carrier business dependent on scale and efficiency, acquire/partner or “get out” Scale achieved, efficiency improvements still underway 1. Based on Supervisory Board presentation dated 14 June 2006 (“Project Volcano”) Q1 2008 4 Confidential KPN00076211

Performance improvement potential 1. Equity value based on closing share price of $0.83 on 2 Apr 2009 and 71.2 mn shares outstanding 2. Management projection adjusted by Ernst & Young (21 Jan 2009) amounted to a total equity value (wholesale plus retail) of $220 mn. Q1 2008 5 Confidential KPN00076212

Performance improvement potential Considerations Likelihood E&Y Mgmt. Plan valuation Management Plan valuation performed by Ernst & Young for goodwill impairment test Market has different perception, further analysis needed to understand valuation gap ~25% of total gross profit (i.e., value) is generated by KPN To be assessed Gross margin improvement Gross margin improvement of 1% (from 9.6% to 10.6%) over the next three years To be assessed Extra opex savings Extra opex savings of $3 mn per year from 2010 Growing by 3% per year To be assessed Extra revenue Growth Revenue growing 3% annually Leading to an increase in 2009 – 2019 CAGR from 2.9% to 5.6% To be assessed Q1 2008 6 Confidential KPN00076213

Conclusion and next steps Preliminary value creation potential suggests that we should “hold on” to business Our beliefs – We are committed to the carrier business – We think the market is currently undervaluing Celtic – We believe value creation can be realized To be validated with Eelco / Joost Next steps – Validate value creation potential – Identify actions required to implement performance improvement – Assess ownership structure going forward (see second presentation) Q1 2008 7 Confidential KPN00076214

Mergers & Acquisitions

[kpn logo]

Appendix

Q1 2008                                                                                                                                  8

Confidential                                                                                                                          KPN00076215

Operational and financial performance 1. Business Plan Celtic 2008 2. Jefferies and Company 3. NASDAQ index rebased to Celtic share price of $5.49 on 1 January 2006 Q1 2008 9 Confidential KPN00076216

YTD and 2008 operational and financial performance Traffic and revenues continue to decline, YTD EBITDA on track YTD EBITDA above plan Revenue is 17% below plan Continued and significant deterioration in total minutes traded Q1 2008 10 Confidential KPN00076217

Public valuation development of (non-)KPN stake Non-KPN stake currently valued at €16.5 mn, perhaps undervalued Exchg. rate Share price # Shares (mn) Market cap ($and € mn) KPN share Value KPN ($and € mn) Value non-KPN ($and € mn) Acquisition Value(1) (09/10/07) 0.7096 $7.82 €5.55 74.8 $585.3 €415.3 51% $298.5 €211.8 $286.8 €203.5 October 2008 Value (27/10/08) 0.7957 $1.56 €1.24 71.2 $111.1 €88.4 56% $62.6 €49.8 $48.5 €38.6 Current Value (2/4/09) 0.7561 $0.83 €0.63 71.2 $59.1 €44.7 56% $33.3 €25.2 $25.8 €19.5 Value of remaining stake is now $25.8 mn (€19.5 mn) Last Jefferies target price of $1.25 per share (Feb. 2009) represents ~ 50% premium to share price as of 2 April 2009 Value ranges of non-KPN stake (mn) Premium to current share price 0% 25% 50% 75% 100% Price per share $$0.83 $1.04 $1.25 $1.45 $1.66 Value of non-KPN share ($and € in mn) $$25.8 $32.2 $38.7 $45.1 $51.6 € €19.5 €24.4 €29.3 €34.1 €39.0 Share price Last Jefferies as of target price 2 April 2009 (Feb. ’09, $1.25 per share) 1. Closing date was 1 October 2008, acquisition value assumed to be post-dividend market capitalization Q1 2008 11 Confidential KPN00076218

Financial comparison Q1 2008 12 Confidential KPN00076219

Jefferies and Co. financials ($mn) 2009 2010 2011 2012 2013 2014 Revenue 1,399.7 1,411.0 1,426.2 1,444.5 1,465.9 1,490.7 Growth 0.8% 1.1% 1.3% 1.5% 1.7% Gross margin 139.4 141.8 142.2 144.1 146.2 148.8 Margin 10.0% 10.0% 10.0% 10.0% 10.0% 10.0% Operating expenses 91.2 91.8 92.9 94.1 95.5 97.1 Operating EBITDA 48.2 50.0 49.3 50.0 50.7 51.7 Margin 3.4% 3.5% 3.5% 3.5% 3.5% 3.5% Depreciation 19.4 23.7 19.6 22.5 25.5 28.5 Operating EBIT 28.8 26.3 29.7 27.5 25.2 23.2 Margin 2.1% 1.9% 2.1% 1.9% 1.7% 1.6% Delta working capital 2.8 0.9 1.2 1.4 1.6 1.8 Capex (18.0) (21.0) (24.0) (27.0) (30.0) (33.0) Free cash flow 22.3 201 15.8 14.7 13.6 12.7 Q1 2008 13 Confidential KPN00076220

Management Case financials ($mn) 2009 2010 2011 2012 2013 2014 2015 Revenue 1,312.9 1,340.2 1,381.5 1,437.9 1,496.6 1,557.7 1,605.8 Growth 2.1% 3.1% 4.1% 4.1% 4.1% 3.1% Gross margin 128.1 130.9 135.0 140.5 146.3 152.3 157.0 Margin 9.8% 9.8% 9.8% 9.8% 9.8% 9.8% 9.8% Operating expenses 90.7 90.9 92.6 93.8 95.6 98.5 101.4 Operating EBITDA 37.4 40.0 42.4 46.7 50.7 53.8 55.6 Margin 2.8% 3.0% 3.1% 3.2% 3.4% 3.5% 3.5% Depreciation 18.6 21.4 15.4 16.1 17.0 17.9 18.7 Operating EBIT 18.8 18.6 27.0 30.6 33.7 35.9 37.0 Margin 1.4% 1.4% 2.0% 2.1% 2.2% 2.3% 2.3% Delta working capital 0.1 1.6 2.4 3.2 3.3 3.5 2.8 Capex (15.0) (15.5) (16.5) (17.5) (18.5) (19.0) (19.5) Free cash flow 1.0 10.8 21.5 27.8 33.2 36.5 37.4 Q1 2008 14 Confidential KPN00076221